As filed with the Securities and Exchange Commission on May 31, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-214348

FORM S-8 REGISTRATION STATEMENT NO. 333-172624

FORM S-8 REGISTRATION STATEMENT NO. 333-163686

FORM S-8 REGISTRATION STATEMENT NO. 333-140205

UNDER THE SECURITIES ACT OF 1933

EV Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-4745690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 800, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

EV Energy Partners, L.P. 2016 Long-Term Incentive Plan

EV Energy Partners, L.P. Long-Term Incentive Plan

(Full title of the plans)

Michael E. Mercer

1001 Fannin Street, Suite 800

Houston, Texas 77002

(713) 651-1144

(Name, address and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by EV Energy Partners, L.P., a Delaware limited partnership (the “EVEP”), deregisters all common units representing limited partner interests of EVEP (the “units”) remaining unissued under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-214348), filed on October 31, 2016, registering 5,000,000 units under the EV Energy Partners, L.P. 2016 Long-Term Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-172624), filed on March 4, 2011, registering 3,000,000 units under the EV Energy Partners, L.P. Long-Term Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-163686), filed on December 11, 2009, registering 725,000 units under the EV Energy Partners, L.P. Long-Term Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-140205), filed on January 25, 2007, registering 775,000 units under the EV Energy Partners, L.P. Long-Term Incentive Plan.

As previously disclosed, on April 2, 2018, EVEP, EV Energy GP, L.P., EV Management, LLC and certain of EVEP’s wholly owned subsidiaries (collectively, the “Debtors”), filed a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Debtors’ Chapter 11 cases are being administered jointly under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814 (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, EVEP has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by EVEP in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, EVEP hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and EVEP hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on May 31, 2018.

EV ENERGY PARTNERS, L.P.

By:	/s/ Nicholas P. Bobrowski
Nicholas P. Bobrowski
Chief Financial Officer of EV Management LLC,
General partner of EV Energy GP, L.P.,
General partner of EV Energy Partners, L.P.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John B. Walker	Executive Chairman and Director	May 31, 2018
John B. Walker	(principal executive officer)

/s/ Michael E. Mercer	President, Chief Executive Officer and Director	May 31, 2018
Michael E. Mercer

/s/ Nicholas Bobrowski	Vice President and Chief Financial Officer	May 31, 2018
Nicholas Bobrowski	(principal financial officer)

/s/ Ryan J. Flory	Controller	May 31, 2018
Ryan J. Flory	(principal accounting officer)

/s/ Victor Burk	Director	May 31, 2018
Victor Burk

/s/ James R. Larson	Director	May 31, 2018
James R. Larson

/s/ George Lindahl, III	Director	May 31, 2018
George Lindahl, III

/s/ Gary R. Petersen	Director	May 31, 2018
Gary R. Petersen

/s/ Mark A. Houser	Director	May 31, 2018
Mark A. Houser

/s/ Kenneth Mariani	Director	May 31, 2018
Kenneth Mariani

/s/ Daniel J. Churay	Director	May 31, 2018
Daniel J. Churay